UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF
1934
Date of Report (Date of earliest event reported): December 21, 2010
000-51562
Commission file number
AMERICAN COMMERCIAL LINES INC.
(Exact name of registrant as specified in its charter)

Delaware	75-3177794
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1701 E. Market Street, Jeffersonville, Indiana	47130
(Address of principal executive offices)	(Zip Code)
(812) 288-0100
(Registrant’s telephone number, including area code)
Former name or former address, if changed since last report: N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On December 21, 2010, American Commercial Lines Inc. (the “Company ”) entered into a credit agreement (the “Credit Agreement”) as a guarantor, with Commercial Barge Line Company, American Commercial Lines LLC, ACL Transportation Services LLC and Jeffboat LLC, as borrowers (the “Borrowers”), Wells Fargo Capital Finance, LLC, as agent (“WFCF”) and the lenders from time to time party thereto. The Credit Agreement consists of a revolving credit facility (the “Revolving Facility”) in an aggregate principal amount of $475.0 million with a final maturity date of December 21, 2015. Proceeds of the Revolving Facility are available for use by the Borrowers and their subsidiaries for working capital and general corporate purposes, including certain amounts payable by the Company in connection with the acquisition of the Company by Finn Holding Corporation, through its subsidiary, Finn Intermediate Holding Corporation (“Finn”), on December 21, 2010. The Borrowers may use the Revolving Facility in connection with the issuance of letters of credit up to $50,000,000. Availability under the Revolving Facility is capped at a borrowing base, calculated based on certain percentages of the value of the Borrowers’ vessels, inventory and receivables and subject to certain blocks and reserves, all as further set forth in the Credit Agreement. At the Borrowers’ option, the Revolving Facility may be increased by $75.0 million, subject to certain requirements set forth in the Credit Agreement.
On December 21, 2010, the Company and the other parties to the Credit Agreement also entered into a Security Agreement (the “Security Agreement”) and a supplement to the Intercreditor Agreement (the “Supplement to the Intercreditor Agreement”) and the Company and Finn, the Company’s direct parent, entered into a Guaranty (the “Guaranty”). Pursuant to the Guaranty, the obligations of the Borrowers under the Credit Agreement are guaranteed by the Company, and, on a limited recourse basis, by Finn. In accordance with the Security Agreement, the Borrowers’ obligations under the Credit Agreement are secured by, among other things, a lien on substantially all of their tangible and intangible personal property (including but not limited to vessels, accounts receivable, inventory, equipment, general intangibles, investment property, deposit and securities accounts, certain owned real property and intellectual property), a pledge of the capital stock of each of the Company’s wholly-owned restricted domestic subsidiaries, subject to certain exceptions and thresholds. The respective rights, obligations and remedies with respect to the collateral are set forth in the Supplement to the Intercreditor Agreement. In addition, pursuant to a Stock Pledge Agreement, Finn pledged the capital stock of the Company in support of the Borrowers’ obligations under the Credit Agreement.
Borrowings under the Credit Agreement bear interest, at the Borrowers’ option, at either (i) an alternate base rate or an adjusted LIBOR rate plus, in each case, an applicable margin. Such applicable margin will, depending on average availability under the revolving Facility, range from 2.00% to 2.50% in the case of base rate loans and 2.75% to 3.25% in the case of LIBOR rate loans. Interest is payable (a) in the case of base rate loans, monthly in arrears, and (b) in the case of LIBOR rate loans, at the end of each interest period, but in no event less often than every 3 months. A commitment fee is payable monthly in arrears at a rate per annum equal to 0.50% of the daily unused amount of the commitments in respect of the Revolving Facility.
The Borrowers at their option, may prepay borrowings under the Revolving Facility and reborrow such amounts, at any time (subject to applicable borrowing conditions) without penalty, in whole or in part, in minimum amounts and subject to other conditions set forth in the Revolving Facility. The Borrowers may also reduce or terminate the commitments under the Revolving Facility at any time, without premium or penalty, in minimum amounts to be agreed.
In addition, if the amount of all then outstanding borrowings, including letters of credit, exceeds $475 million or the applicable borrowing base (as defined in the Credit Agreement), the Borrowers will be obligated to pay the excess.
For any period that availability is less than a certain defined level set forth in the Credit Agreement and until no longer less than such level for a 30 day period, the Credit Agreement imposes several financial covenants on the Company and its subsidiaries, including (a) a minimum fixed charge coverage ratio (as defined in the Credit Agreement) of at least 1.1 to 1; and (b) a maximum first lien leverage ratio) of 4.25 to 1.0.

In addition, the Borrowers have agreed to maintain all cash (subject to certain exceptions) in deposit or security accounts with financial institutions that have agreed to control agreements whereby WFCF has been granted control under specific circumstances.
The Credit Agreement requires that the Company and its subsidiaries comply with covenants relating to customary matters (in addition to those financial covenants described above), including with respect to incurring indebtedness and liens, using the proceeds received under the Credit Agreement, transactions with affiliates, making investments and acquisitions, effecting mergers and asset sales, prepaying indebtedness, and paying dividends.
The Credit Agreement includes events of default relating to customary matters, including, among other things, nonpayment of principal, interest or other amounts; violation of covenants; incorrectness of representations and warranties in any material respect; cross default and cross acceleration with respect to indebtedness in an aggregate principal amount of $20.0 million or more; bankruptcy or similar proceedings or events; judgments involving liability of $20.0 million or more that are not paid; ERISA events; actual or asserted invalidity of guarantees or security documents; and change of control.
Certain of the terms of the credit facility are subject to change on or prior to March 21, 2011 in connection with the syndication of the credit facility to additional lenders. The Company does not expect any such changes to materially affect its rights under the credit agreement or its liquidity and access to capital resources.
The Credit Agreement, Security Agreement, Supplement to the Intecreditor Agreement and Guaranty are filed as Exhibit 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The foregoing summaries of the Credit Agreement, Security Agreement, Supplement to the Intercreditor Agreement and Guaranty are qualified in their entirety by reference to such Exhibits to this Current Report on Form 8-K.
In connection with entering into the Credit Agreement, on December 21, 2010, the Company and its subsidiaries terminated their four-year, $390 million credit agreement, dated as of July 7, 2009, among Commercial Barge Line Company and certain of its direct wholly owned subsidiaries, Bank of America, N.A. as administrative agent, collateral agent and security trustee, the lending institutions from time to time party thereto, Banc of America Securities LLC, Wachovia Capital Markets, LLC, UBS Securities LLC and Suntrust Robinson Humphrey, Inc., as joint lead arrangers, Bank of America Securities LLC, Wachovia Capital Markets, LLC, UBS Securities LLC and Suntrust Robinson Humphrey, Inc., as joint book runners, Wells Fargo Foothill, LLC, as syndication agent, and UBS Securities LLC, Suntrust Bank and RBS Business Capital, as co-documentation agents (the “Old Credit Agreement”) pursuant to which the Company and its subsidiaries had a revolving credit facility. Outstanding borrowings under the Old Credit Agreement accrued interest at an annual rate of interest equal to (i) LIBOR plus the applicable spread, as described below, or (ii) a base rate plus the applicable spread, as described below. The base rate was the greater of the prime rate publicly announced by the Bank of America, N.A., the federal funds rate plus 0.50% and LIBOR for a one month interest period plus 1.00%. The applicable spread was the percentage described in the following chart based upon the unused availability under the Credit Facility:

		Base Rate	LIBOR
Tier	Unused Availability	Loans	Loans
1	Greater than or equal to $175,000,000	2.75%	3.75%
2	Greater than or equal to $75,000,000 and less than $175,000,000	3.00%	4.00%
3	Less than $75,000,000	3.25%	4.25%
In connection with such termination, the Company and its subsidiaries entered into a cash collateral agreement with Bank of America, N.A. whereby they provided to Bank of America, N.A. certain cash collateral to support outstanding letters of credit issued under the Old Credit Agreement.
Item 1.02. Termination of a Material Definitive Agreement.
The information set forth in Item 1.01 is incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
10.1	Credit Agreement, dated as of December 21, 2010, by and among American Commercial Lines Inc., Commercial Barge Line Company, American Commercial Lines LLC, ACL Transportation Services LLC and Jeffboat LLC, as borrowers, Wells Fargo Capital Finance, LLC, as agent, and the lenders from time to time party thereto.

10.2	Security Agreement, dated as of December 21, 2010, by and among American Commercial Lines Inc., Commercial Barge Line Company, American Commercial Lines LLC, ACL Transportation Services LLC and Jeffboat LLC, as grantors, and Wells Fargo Capital Finance, LLC, as agent.

10.3	Supplement to Intercreditor Agreement, dated as of December 21, 2010 among Wells Fargo Capital Finance, LLC as administrative agent, collateral agent and security trustee, The Bank of New York Mellon Trust Company, N.A., Commercial Barge Line Company, American Commercial Lines LLC, ACL Transportation Services and Jeffboat LLC.

10.4	General Continuing Guaranty, dated as of December 21, 2010, by Finn Intermediate Holding Corporation and American Commercial Lines Inc., as guarantors, in favor of Wells Fargo Capital Finance, LLC, as agent.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN COMMERCIAL LINES INC. (REGISTRANT)
Date: December 23, 2010	By:	/s/ Thomas R. Pilholski
Thomas R. Pilholski
Senior Vice President Chief Financial Officer

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
10.1	Credit Agreement, dated as of December 21, 2010, by and among American Commercial Lines Inc., Commercial Barge Line Company, American Commercial Lines LLC, ACL Transportation Services LLC and Jeffboat LLC, as borrowers, Wells Fargo Capital Finance, LLC, as agent, and the lenders from time to time party thereto.

10.2	Security Agreement, dated as of December 21, 2010, by and among American Commercial Lines Inc., Commercial Barge Line Company, American Commercial Lines LLC, ACL Transportation Services LLC and Jeffboat LLC, as grantors, and Wells Fargo Capital Finance, LLC, as agent.

10.3	Supplement to Intercreditor Agreement, dated as of December 21, 2010 among Wells Fargo Capital Finance, LLC as administrative agent, collateral agent and security trustee, The Bank of New York Mellon Trust Company, N.A., Commercial Barge Line Company, American Commercial Lines LLC, ACL Transportation Services and Jeffboat LLC.

10.4	General Continuing Guaranty, dated as of December 21, 2010, by Finn Intermediate Holding Corporation and American Commercial Lines Inc., as guarantors, in favor of Wells Fargo Capital Finance, LLC, as agent.